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                                                                   EXHIBIT 10.10
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                         FOUNDER EMPLOYMENT AGREEMENT
                         ----------------------------

     This Founder Employment Agreement ("Agreement") is made and entered into as of February 12, 1998 by Paradigm Genetics Inc., a North Carolina corporation (hereinafter the "Company"), and Sandy J. Stewart (hereinafter "Founder"). The Company desires to employ Founder as its Director of Biochemistry and Founder desires to accept such employment on the terms set forth below.

     In consideration of the mutual promises set forth below and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the Company and Founder agree as follows:

     1.  EMPLOYMENT.  The Company employs Founder and Founder accepts employment
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on the terms and conditions set forth in this Agreement.

     2.  NATURE OF EMPLOYMENT.  Founder shall serve as Director of Biochemistry
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and have such responsibilities and authority as the Company may reasonably assign from time to time. Additionally, Founder agrees to perform such other duties as the Company may reasonably assign from time to time, which are reasonably consistent with the position of Director of Biochemistry.

          2.1 Founder shall perform all duties and exercise all authority in accordance with, and otherwise comply with, all Company policies, procedures, practices and directions.

          2.2 Founder shall devote at least eighty percent (80%) of his working time to the Company and shall use his best efforts, knowledge and experience to successfully perform his duties and advance the Company's interests. The Company acknowledges and agrees that Founder may devote up to twenty percent (20%) of his working time to the affairs of Immunovation, Inc., a North Carolina corporation, and to providing consulting services to Novartis Crop Protection, Inc. and its affiliates in connection with this Consultancy Agreement with Novartis Crop Protection, Inc. dated as of January 9, 1998.

          2.3 Founder's base of operation shall be at the Company's principal executive office, subject to business travel as may be necessary in the performance of his duties.

     3.  COMPENSATION.
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          3.1  Base Salary.  Founder's annual salary for all services rendered
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shall be Eighty-Five Thousand Dollars ($85,000) (less applicable withholdings)
payable in accordance with the Company's policies, procedures and practices as they may exist from time to time. Founder's salary shall be reviewed in accordance with the Company's policies, procedures and practices as they may exist from time to time.

          3.2  Bonus.  Founder shall be eligible to receive bonus compensation,
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in addition to base salary, of twenty-five percent (25%) of Founder's annual base salary calculated
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at the end of each calendar year. Such bonus shall be awarded on the basis of mutually agreed upon objectives and criteria between Founder and the Company, and paid to Founder within thirty (30) days of the end of each calendar year.

          3.3  Stock Options.  Founder shall be eligible to receive stock
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options in accordance with a written stock option agreement; provided, however, that the grant of any options is subject to the applicable terms, conditions and requirements of any applicable stock option plan, some of which are within the plan administrator's discretion, as they may exist from time to time.

          3.4  Tax Returns.  Founder shall be entitled to tax return preparation
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and reasonable financial planning, consultation and advice by the Company's accounting firm and/or legal counsel and/or financial consultants as the Company may provide from time to time to Company Founders at Founder's compensation level.

          3.5  Other Benefits.  Founder may participate in all medical, dental,
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disability, insurance, retirement, pension, personal leave, car allowance and other employee benefit plans and programs which may be made available from time to time to employees of the Company generally and to Company Founders at Founder's compensation level; provided, however, that Founder's participation is subject to the applicable terms, conditions and eligibility requirements of these plans and programs, some of which are within the plan administrator's discretion, as they may exist from time to time.

          3.6  Business Expenses. Founder shall be reimbursed for reasonable and
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necessary expenses actually incurred by him in performing services under this
Agreement in accordance with and subject to the terms and conditions of the applicable Company reimbursement policies, procedures and practices as they may exist from time to time. Expenses covered by this provision include but are not limited to travel, entertainment, professional dues, subscriptions and dues, fees and expenses associated with membership in various professional, business and civic associations of which Founder's participation is in the Company's best interest.

          3.7  Benefit Plans Subject to Amendment.  Nothing in this Agreement
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shall require the Company to create, continue or refrain from amending, modifying, revising or revoking any of the plans, programs or benefits set forth in Sections 3.3 through 3.6. Any amendments, modifications, revisions and revocations of these plans, programs and benefits shall apply to Founder.

          3.8  Life Insurance.  The Founder may obtain and maintain a term life
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insurance policy, reasonably satisfactory to the Company, on the life of the
Founder in the amount of $500,000 and payable to the designee of Founder, for a period of three (3) years from the date of this Agreement, and the Company shall on an annual basis pay to the Founder additional compensation in an amount equal to the annual premium for such policy (the "Insurance Bonus") plus an amount equal to the applicable federal and state tax payable by the Founder in respect of the Insurance Bonus; provided that the Company shall pay such amounts only so long as the annual premium for such policy shall not increase by more than fifteen percent (15%) over the initial annual premium; but if the premium does exceed such

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percentage, then Founder shall have the option of continuing to maintain such life insurance and the Company shall be responsible for paying such additional compensation except with respect to the amount of such excess.

     4.  TERM OF EMPLOYMENT. Either party may terminate the employment
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relationship with or without cause at any time.

          If Founder terminates the employment relationship for any reason or the Company terminates it for Cause (as defined below), then the Company's obligation to compensate Founder ceases upon the date of termination except as to amounts due at that time, and Founder shall be subject to the provisions set forth in Section 5.2 for a period of twelve (12) months following the date of termination (the "Non-Competition Period").

          If the Company terminates Founder's employment without Cause, then its obligation to compensate Founder ceases upon the date of termination except as to amounts due at that time, and Founder shall be subject to the provisions set forth in Section 5.2 for a period of three (3) months following the date of termination, so long as the Company shall pay to Founder an amount equal to his then current monthly salary (less applicable withholdings) payable on a monthly basis during such three (3) month period following the date of termination; provided, however, that within ten (10) business days after the date of termination of employment, the Company may give to Founder written notice that such three (3) month period shall be extended for up to twelve (12) months (in the aggregate) following the date of termination and such period shall be so extended, so long as the Company shall pay to Founder an amount equal to his then current monthly salary (less applicable withholdings) on a monthly basis during each such month so extended (such three (3) month period or such period as so extended being referred to as the "Alternative Non-Competitive Period"). During the period in which Founder receives post-termination payments pursuant to this Section 4, he may continue to participate in all employee welfare benefit plans in which Founder participated on the date of termination of employment; provided, that Founder's participation is subject to the applicable terms, conditions and eligibility requirements of these plans and this is not a guarantee of coverage.

          For the purpose of this Agreement, "Cause" shall mean: (i) to the extent permitted by law, Founder's attaining age 65; (ii) Founder's death; (iii) Founder's physical or mental inability to perform his duties for a period of three (3) months or more; (iv) Founder's acts constituting fraud, deceit or unlawful or illegal conduct involving the Company or any felony affecting the Company; (v) Founder's engaging in "Competitive Business Activities" as described in Section 5.2; (vi) Founder's neglect of duty, or failure to follow reasonable written instructions of the Board of Directors, and the failure to cure same within thirty (30) days after receipt of written notice thereof from the Company; or (vii) Founder's material breach of this Agreement, or the Founder Proprietary Information and Inventions Agreement between Founder and the Company, and the failure to cure same within thirty (30) days of written notice thereof from the Company.

          This Agreement shall terminate upon the termination of the employment relationship with the exception of Section 5 (Company Property and Competitive Business Activities) and Section 3.8 (Life Insurance) which shall survive the termination of Founder's

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employment and/or the termination of this Agreement regardless of the reasons for such termination. Founder is not entitled to receive any compensation or benefits upon his termination except as: (i) set forth in this Agreement; (ii) otherwise required by law; and (iii) otherwise required by any employee benefit plan in which he participates with the following exception. Nothing in this Agreement, however, is intended to waive or supplant any death, disability, retirement or pension benefits to which he may be entitled under employee benefit plans in which he participates.

     5.  COMPANY PROPERTY AND COMPETITIVE BUSINESS ACTIVITIES.  Founder
         ----------------------------------------------------
acknowledges and agrees that: (i) by virtue of his employment by and position with the Company, he has or will have access to trade secrets and confidential information of the Company, including valuable information about its business operations and methods and entities with whom it does business in various locations throughout the world, and he has developed or will develop relationships with the Company's clients and customers and others with whom it does business in various locations throughout the world; (ii) the market for the Company's services is highly competitive and the Company competes on a worldwide basis with other biotechnology and genomics companies; the Company's business is worldwide, and the Company competes within the biotechnology and genomics industry which is characterized by a global, worldwide marketplace; (iii) the Founder has highly specialized scientific knowledge in the biotechnology and genomics industry which is essential to the Company's ability to offer highly specialized, global biotechnology and genomics services and to compete within that industry; (iv) this Agreement is being executed contemporaneously with the Stock Purchase Agreement dated on or about the date hereof among the Company and certain investors, and this Agreement constitutes part of the consideration for the parties entering into such Stock Purchase Agreement, and the Company is relying on this Agreement in connection with entering into such Stock Purchase Agreement and the transactions contemplated thereby; and (v) the "Competitive Business Activities" provisions set forth in this Section 5 are reasonably necessary to protect the Company's legitimate business interests, are reasonable as to the time, territory and scope of activities which are restricted, do not interfere with public policy or public interest and are described with sufficient accuracy and definiteness to enable him to understand the scope of the restrictions imposed upon him.

          5.1  Company Property. Upon termination of his employment, Founder
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shall: (i) deliver to the Company all Company property (including, but not limited to, keys, credit cards, client or customer files, contracts, proposals, work in process, manuals, forms, computer stored work in process and other computer data, research materials, other items of business information concerning any Company client or customer, or Company business or business methods, including all copies thereof) which is in his possession, custody or control; (ii) bring all such records, files and other materials up to date before returning them; and (iii) fully cooperate with the Company in winding up his work and transferring that work to other individuals designated by the Company.

          5.2  Competitive Business Activities.  During his employment and
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during the Non-Competition Period or Alternative Non-Competition Period set
forth in Section 4, as applicable, Founder will not engage in the activities set forth below in this Section 5.2 (except that in any event the activities set forth on Schedule A attached hereto shall be permitted):
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               (a)    on Founder's own or another's behalf, whether as an
officer, director, stockholder, partner, associate, owner, employee, consultant, advisor or otherwise, directly or indirectly:

                      (i) compete with the Company in the fields of agricultural genomics and agricultural biotechnology, within the geographical areas set forth in Section 5.2.1;

                      (ii) solicit or do business which is the same as, similar to or otherwise in competition with the business engaged in by the Company from or with persons or entities: (a) who are customers of the Company;
(b) who Founder, or someone for whom he had management responsibility or supervision, solicited, negotiated, contracted, serviced or had contact with on the Company's behalf; (c) who were customers of the Company at any time during the last year of Founder's employment with the Company; or (d) to whom the Company had made proposals to do business at any time during the last year of Founder's employment with the Company; or

                      (iii) offer employment to or otherwise solicit for employment or engagement (as a consultant, advisor, independent contractor or otherwise) any employee or other person who had been employed or engaged by the Company during the last year of Founder's employment with the Company; or

               (b) within the geographical areas set forth in Section 5.2.1, be employed (or otherwise engaged) by any person or entity that competes with the Company in the field of agricultural biotechnology and agricultural genomics, in (i) a management capacity, (ii) other capacity providing the same or similar services which Founder provided to the Company, or (iii) any capacity connected with competitive business activities; or

               (c) take any action which is materially detrimental or otherwise intended to be adverse to the Company's goodwill, name, business relations, prospects and operations.

               5.2.1 The restrictions set forth in Section 5.2 apply to the following geographical areas: (i) the Raleigh/Durham/Research Triangle Park, North Carolina metropolitan area; (ii) any city, metropolitan area, county (or similar political subdivisions in foreign countries) in which the Company is located or does or, during Founder's employment with Company did business; (iii) any city, metropolitan area, county (or similar political subdivision in foreign countries) in which Founder's services were provided (in person or otherwise), or for which Founder had responsibility, or in which Founder worked on Company projects, while employed by the Company; (iv) the State of North Carolina; (v) the Los Angeles, California metropolitan area; (vi) the San Francisco, California/San Francisco Bay metropolitan area; and (vii) the State of California.

               5.2.2 Notwithstanding the foregoing, the following shall not violate Section 5.2: (i) Founder's ownership, directly or indirectly, of not more than one percent of the issued and outstanding stock of a corporation the shares of which are regularly traded on a national securities exchange or in the over-the-counter market, (ii) any and all activities

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undertaken by Founder in connection with his Consultancy Agreement with Novartis
Crop Protection, Inc. dated as of January 9, 1998, or (iii) any and all activities undertaken by Founder in connection with his work for Immunovation, Inc. (it being acknowledged that such work will include work in the areas of (1) assay development, (2) high throughput screening system design and manufacture, and (3) diagnostics (i.e., the development of assays to detect and quantify molecules).

          5.3  Remedies.  Founder acknowledges that his failure to abide by the
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"Company Property" or "Competitive Business Activities" provisions of this
Section 5 would cause irreparable harm to the Company for which legal remedies would be inadequate. Therefore, in addition to any other relief to which the Company may be entitled by virtue of Founder's failure to abide by these provisions, the Company may seek legal and equitable relief, including but not limited to preliminary and permanent injunctive relief, for Founder's actual or threatened failure to abide by these provisions.

          5.4  Other Agreements.  Nothing in this Agreement shall terminate,
               ----------------
revoke or diminish Founder's obligations or the Company's rights and remedies under law or any agreements relating to trade secrets, confidential information, non-competition and intellectual property which Founder has executed in the past or may execute in the future or contemporaneously with this Agreement, including without limitation agreements related to intellectual property rights previously executed by and between Founder and Founder's previous employer, Novartis Crop Protection, Inc. and its affiliates ("Novartis").

     6.  EMPLOYEE REPRESENTATION.  Founder represents and warrants to the
         -----------------------
Company that, to the best of his knowledge, his employment and obligations under this Agreement will not (i) breach any legal duty or obligation he owes to another or (ii) violate any law, recognized ethics standard or recognized business custom. The Founder has not and will not use any trade secrets of Novartis in the course of his employment with the Company that may expose the Company or any employees of the Company to any liability under any agreement, rule, regulation or statute. No patent, discovery, invention, improvement, process or device made, discovered or developed by Founder while employed with Novartis or within six months subsequent to such employment has or will be used in any business of the Company in any manner that violates or infringes the intellectual property rights of Novartis or violates any agreement between Founder and Novartis.

     7.   CONFIDENTIALITY, TRADE SECRETS AND INTELLECTUAL PROPERTY AGREEMENT.
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Founder's employment and continued employment shall be contingent upon his execution of confidentiality, trade secrets and intellectual property agreements as the Company may require Company Founders at his compensation level to execute from time to time.

     8.   WAIVER OF BREACH. The Company's or Founder's waiver of any breach of a
          ----------------
provision of this Agreement shall not waive any subsequent breach by the other party.

     9.   ENTIRE AGREEMENT. Except as expressly provided in this Agreement, this
          ----------------
Agreement: (i) supersedes all other understandings and agreements, oral or written, between the parties with respect to the subject matter of this Agreement; and (ii) constitutes the sole agreement between the parties with respect to this subject matter. Each party acknowledges

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that: (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement; and (ii) no agreement, statement or promise not contained in this Agreement shall be valid. No change or modification of this Agreement shall be valid or binding upon the parties unless such change or modification is in writing and is signed by the parties.

     10.  SEVERABILITY.  If a court of competent jurisdiction holds that any
          ------------
provision or sub-part thereof contained in this Agreement is invalid, illegal or unenforceable, that invalidity, illegality or unenforceability shall not affect any other provision in this Agreement. Additionally, if any of the provision, clauses or phrases in the Competitive Business Activities provisions set forth in this Agreement are held unenforceable by a court of competent jurisdiction, then the parties desire that they be "blue-penciled' or rewritten by the court to the extent necessary to render them enforceable.

     11.  PARTIES BOUND.  The terms, provisions, covenants and agreements
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contained in this Agreement shall apply to, be binding upon and inure to the benefit of the Company's successors and assigns. Founder may not assign this Agreement without the Company's prior written consent.

     12.  GOVERNING LAW.  This Agreement and the employment relationship created
          -------------
by it shall be governed by North Carolina law without giving effect to North Carolina choice of law provisions. The parties hereby consent to jurisdiction in North Carolina for the purpose of any litigation relating to this Agreement and agree that any litigation by or involving them relating to this Agreement shall be conducted in the courts of Wake County, North Carolina or the federal courts of the United States for the Eastern District of North Carolina.


                       [Signatures appear on next page]

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     IN WITNESS WHEREOF, the parties have entered into this Agreement on the day and year first written above.


                              /s/ Sandy J. Stewart
                              ---------------------------------------
                              Sandy J. Stewart



                              PARADIGM GENETICS INC.



                              By: /s/ John A. Ryals
                                  -----------------------------------
                                  Name: John A. Ryals
                                  Title: CEO/President

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                                  SCHEDULE A
                                  ----------

                         PERMITTED BUSINESS ACTIVITIES


     Upon termination of his employment and during the Non-Competition Period or Alternative Non-Competition Period set forth in Section 4, Founder will be allowed to engage in any and all activities as a consultant, employee, or otherwise engaged, including, without limitation, assay development and manufacture, diagnostic development and manufacture, and high throughput screen system design, development and manufacture. Notwithstanding the foregoing sentence, Founder shall be prohibited, during the period set forth in Section 4, from engaging in: (i) assay development for the discovery of agrochemicals; and
(ii) high throughput screen system design and development for the discovery of agrochemicals.

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